Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-273043) and Form F-3 (No. 333-273968) of our report dated April 8, 2024 with respect to the audited consolidated financial statements of Nano Labs Ltd (the “Company”), which appears in this Annual Report on Amendment No.1 to Form 20-F of the Company for the year ended December 31, 2023.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 28, 2024